                                                                 EXHIBIT (m)(21)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                          FOURTH AMENDED AND RESTATED
                         DISTRIBUTION AND SERVICE PLAN

                                       FOR

                                ING EQUITY TRUST

                                           MAXIMUM           MAXIMUM           MAXIMUM          MAXIMUM
                                           CLASS A           CLASS B           CLASS C          CLASS Q
                                          COMBINED          COMBINED          COMBINED         COMBINED
                                        DISTRIBUTION      DISTRIBUTION      DISTRIBUTION     DISTRIBUTION
                                         AND SERVICE       AND SERVICE       AND SERVICE      AND SERVICE
NAME OF FUND*                               FEES              FEES              FEES             FEES
-------------                               ----              ----              ----             ----
ING Disciplined LargeCap Fund                  0.30%             1.00%             1.00%              N/A
ING Growth Opportunities Fund                  0.30%             1.00%             1.00%             0.25%
ING LargeCap Value Fund                        0.25%             1.00%             1.00%              N/A
ING MidCap Opportunities Fund                  0.30%             1.00%             1.00%             0.25%
ING MidCap Value Fund                          0.25%             1.00%             1.00%             0.25%
ING Principal Protection Fund                  0.25%             1.00%             1.00%             0.25%
ING Principal Protection Fund II               0.25%             1.00%             1.00%             0.25%
ING Principal Protection Fund III              0.25%             1.00%             1.00%             0.25%
ING Principal Protection Fund IV               0.25%             1.00%             1.00%             0.25%
ING Principal Protection Fund V                0.25%             1.00%             1.00%             0.25%
ING Principal Protection Fund VI               0.25%             1.00%             1.00%             0.25%
ING Principal Protection Fund VII              0.25%             1.00%             1.00%              N/A
ING Principal Protection Fund VIII             0.25%             1.00%             1.00%              N/A
ING Principal Protection Fund IX               0.25%             1.00%             1.00%              N/A
ING Real Estate Fund                           0.25%             1.00%             1.00%             0.25%
ING SmallCap Opportunities Fund                0.30%             1.00%             1.00%             0.25%
ING SmallCap Value Fund                        0.25%             1.00%             1.00%             0.25%

*This Amended Schedule A to the Fourth Amended and Restated Distribution and Service Plan will be effective with respect to the Funds upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Fund.